                                    AGREEMENT

     This Agreement (hereinafter the "Agreement") is made as of this 1st day of October, 1996 by and between Lube & Wax Ventures, L.L.C. (hereinafter "L&W"), a Delaware limited liability company and Astor Corporation (hereinafter "Astor"), a Delaware corporation.

     WHEREAS, L&W, and L&W's affiliates, including Big West Oil Company and Coastal Refining and Marketing, Inc., the member companies of L&W, desire L&W to sell to Astor certain petroleum wax streams constituting heavy vacuum gas oil and vacuum tower bottoms which meet the standards set forth herein (the "Products"); and

     WHEREAS, Astor and its affiliates desire Astor to purchase the Products from L&W; and

     WHEREAS, L&W and Astor wish to enter into an agreement pursuant to which L&W shall sell the Products to Astor.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Except as otherwise provided herein, capitalized terms used herein shall have the following meanings:

     "Daily Average Volume Per Month" with respect to any Product shall mean the average number of barrels of such Product purchased by Astor per day over such calendar month.

     "Koch" shall mean the average for the calendar month of the daily posted price per barrel for Koch Oil Company's West Texas Intermediate crude oil, posted under the designation West Texas/New Mexico Intermediate; provided, however, that if Koch Oil Company ceases to post prices for West Texas Intermediate crude oil, then the term "Koch" shall refer to the replacement index chosen by the parties hereto pursuant to the provisions of this Agreement.

     "Producers Price Index" shall mean the index of producers prices that the Bureau of Labor Statistics of the U.S. Department of Labor publishes monthly; provided, however, that if the Producers Price Index ceases to be published the term "Producers Price Index" shall refer to the replacement index chosen by the parties hereto pursuant to the provisions of this Agreement.

                                   ARTICLE II

                                      TERM

     2.1 The term of this Agreement shall be ten years commencing October 1, 1996 and ending October 1, 2006.

                                   ARTICLE III

                                    PRODUCTS

     3.1 L&W shall make available for sale to Astor heavy vacuum gas oil ("HVGO") and vacuum tower bottoms ("VTB") refined at the Big West refinery in Salt Lake City, Utah meeting the standards agreed upon in writing by both parties hereto.

     3.2 The Products shall be derived from yellow wax crude oil from the Altmont, Blue Bell, Natural Buttes and Cedar Rim fields in North East Utah.

     3.3 The Products shall meet the distillation parameters set forth in Exhibit A attached hereto.

     3.4 The parties hereto shall agree in writing to the level of asphaltines permitted to be contained in the Products and to the sampling, analysis and testing procedures that shall apply to the Products.

     3.5 Astor shall have the option to reject any Products not meeting the specifications agreed upon in writing or set forth in this Agreement or to accept any such Products at an adjusted price to be negotiated by the parties hereto.

                                   ARTICLE IV

                             QUANTITIES AND PRICING

     4.1 (a) Astor shall purchase from L&W and L&W shall make available to Astor HVGO and VTB at the prices and in the minimum quantities set forth below:


PRODUCT                        MINIMUM DAILY AVERAGE   PRICE F.O.B. FLYING J
-------                        VOLUME PER MONTH        REFINERY
                               ----------------        --------
HVGO                           1800 barrels            Koch plus a premium of
                                                       $7.85 per barrel

VTB  for deliveries to Astor's 200 barrels             Koch plus a premium of
     plants and to                                     $5.00 per barrel
     customers East of the
     Mississippi River

VTB  for sale to firelog       400 barrels             Koch plus a premium of
     manufacturers or other                            $7.00 per barrel
     customers West of the
     Mississippi River

     (b) If Koch Oil Company ceases to post prices for West Texas Intermediate crude oil, the parties hereto shall use their best efforts to agree to an acceptable replacement index as soon as is reasonably practicable.

     (c) If, in addition to the minimum Daily Average Volume Per Month set forth in Section 4.1(a), Astor lifts an amount constituting up to and including 10% of the Daily Average Volume Per Month of any Product, the price set forth in
Section 4.1(a) shall apply to such purchase. If, in addition to the minimum Daily Average Volume Per Month set forth in Section 4.1(a), Astor lifts an amount constituting more than 10% of the Daily Average Volume Per Month of any Product, the price to apply to such purchase shall be negotiated by Astor and L&W.

     (d) If Astor lifts less than the minimum Daily Average Volume Per Month of any Product and such shortfall exceeds 10% of such minimum Daily Average Volume Per Month, with the exception of shortfalls attributed to railroad or refining operations, Astor shall pay an additional $1.00 per barrel constituting such shortfall.

     (e) If L&W provides less than the minimum Daily Average Volume Per Month of any Product and such shortfall exceeds 10% of such minimum Daily Average Volume Per Month, with the exception of shortfalls attributed to railroad or refining operations, L&W shall pay to Astor $1.00 per barrel constituting such shortfall.

     4.2 Either party may request a renegotiation of minimum Daily Average Volume Per Month and/or price 90 days prior to each October 1, commencing October 1, 1997, until the termination date of this Agreement. Should the parties be unable to reach agreement on the renegotiation price or minimum Daily Average Volume Per Month within 90 days, the then existing prices and minimum Daily Average Volumes Per Month set forth in the then current Agreement shall continue to be in effect until the next succeeding October 1, at which time the Agreement shall terminate. Any changes to minimum Daily Average Volume Per Month or prices agreed upon by the parties hereto shall be manifested in the form of a written amendment to this Agreement as provided in Section 8.5.

     4.3 Beginning November 1, 1997, any premium payment required to be made by Astor pursuant to this Article IV shall reflect an annual adjustment for inflation as described in this Section 4.3. After such date, the premium amount specified in Section 4.1 shall be multiplied by the fraction represented by the Producers Price Index for the September immediately preceding the date of such payment divided by the Producers Price Index for September 1996. If the Producers Price Index ceases to be published, the parties hereto shall use their best efforts to agree to an acceptable replacement index to be used as described in this Section 4.3 as soon as is reasonably practicable.

     4.4 All prices referred to herein are F.O.B. the Big West refinery in Salt Lake City, Utah.

     4.5 Upon the lifting by Astor of any Product pursuant to this Agreement, L&W shall have and is hereby granted a purchase money security interest in such Product and the proceeds therefrom to secure the payment of the purchase price as provided herein for such Product.

     4.6 Astor shall deliver to L&W an irrevocable letter of credit in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000) (the "Default Letter of Credit") containing terms and conditions to be negotiated by Astor and L&W. In the event that Astor fails to pay the purchase price of any Product when due as provided in this Agreement, L&W may immediately draw on the Default Letter of Credit.

                                    ARTICLE V

                                   SCHEDULING

     5.1 The parties hereto agree to work together to provide for the most efficient manufacturing and delivery system for the Products in order to facilitate rateable production and lifting of the Products.

     5.2 Each party shall use its best efforts to advise the other party concerning the scheduling of refinery unit turnarounds, modifications, or other events which may have an impact on operations.

     5.3 On or before the 20th day of each calendar month Astor shall provide L&W with a forecast of its lifting requirements and schedule relating to the Products for the next succeeding three calendar months. Astor shall communicate to L&W any changes scheduled in volume of Products to be lifted constituting an increase or decrease of more than 10% of scheduled volume. On or before the 30th day of each calendar month, L&W shall provide Astor with a forecast of the quantities of the Products available for the next succeeding three calendar months.

                                   ARTICLE VI

                           MEASUREMENTS; TITLE; TAXES

     6.1 The quantities of HVGO and VTB sold hereunder to Astor shall be determined by metering or measuring quantities of such Products as such Products enter rail cars, trucks or storage tanks provided by Astor at the Big West refinery in Salt Lake City, Utah.

     6.2 Title to and risk of loss for Products sold hereunder shall pass from L&W to Astor as the Products pass the flange at the point of loading into rail cars, trucks, or storage tanks provided by Astor at the Big West refinery in Salt Lake City, Utah.

     6.3 All references to quantities hereunder shall include adjustment of volumes to 60DEG. F.

     6.4 L&W warrants that federal, state, and local excise taxes on the Products sold and delivered hereunder which accrue or have accrued on sales under this Agreement have been paid or shall be paid by L&W.

                                   ARTICLE VII

                                    PAYMENTS

     7.1 L&W shall invoice Astor for amounts due hereunder by the third day of each calendar month following the month of delivery. Invoices are to be telefaxed and mailed to:

                    Fred Schrantz
                    Astor Corporation
                    Petrowax Refining Division
                    Intersection of Routes 46 & 446
                    P.O. Box 3367
                    Farmers Valley, PA  16749
                    Phone:    814-887-5501
                    Telefax:  814-887-2356

     7.2 Payments shall be due hereunder on the seventh day of the calendar month as provided in Section 7.5; provided, however, that any delay in the telefaxing and mailing of invoices as provided in Section 7.1 hereof shall cause the due date for the payment relating to such invoice to be extended by an equal number of days.

     7.3 Invoiced payments due hereunder which are not timely made by Astor as provided herein shall be subject to interest charges at the rate of 12% per annum from the payment due date.

     7.4 If a payment due date falls on a Saturday, Sunday, or a banking holiday in the State of New York, payment shall be due on the next business day.

     7.5 All payments to L&W shall be made by wire transfer in immediately available funds in accordance with written instructions provided by L&W to Astor.

                                  ARTICLE VIII

                                  GENERAL TERMS

     8.1  Force Majeure

     (a) Except in respect of the obligation to pay money due with respect to Products previously delivered, neither party shall be responsible to the other for any failure to fulfill any term of this Agreement caused by circumstances beyond the reasonable control of the party failing to fulfill such term, including, but not limited to, acts of God or the public enemy, declared or undeclared war, embargoes, sabotages, strikes, lock-outs or stoppages or other restraints of labor, explosion, or fire, storms, floods, lightning or other severe adverse weather conditions, accident, breakdown or other failure of plant, machinery, facilities, roadways, or railroads and acts under cover of governmental authority. Upon the occurrence of any event of Force Majeure that prevents L&W from supplying some or all of Astor's requirements of the Products under the terms hereof, Astor shall have the right to purchase that portion of its requirements from any available alternate source and shall not be liable to L&W for payments on such portion purchased from such alternate source. If L&W is unable to deliver orders from Astor for at least 45 consecutive days due to an event of Force Majeure, Astor may terminate this Agreement by delivery to L&W of written notice to such effect. If Astor is unable to perform its obligations under this Agreement for at least 45 consecutive days due to an event of Force Majeure, L&W may terminate this Agreement by delivery to Astor of written notice to such effect. In the event of any such termination of this Agreement, neither party shall be liable for any damages to the other party resulting from such non-delivery or termination. Capacity constraints caused by orders from other customers of L&W shall not constitute an event of Force Majeure excusing L&W's delay or failure to perform hereunder.

     (b) At any time when a party's obligations hereunder have been excused by reason of force majeure, such party shall give prompt notice thereof to the other party. The parties agree to work together to mitigate the adverse impact of, and the delay caused by, a force majeure event.

     8.2  Jurisdiction

     This Agreement shall be governed and construed in accordance with the laws of the State of Utah, without reference to any conflict of law rules.

     8.3  Assignment

     (a) This Agreement shall not be assignable by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that no such written consent shall be required for assignments of this Agreement to a party's subsidiary, parent or other affiliate. The party assigning this Agreement with the written consent of the other party shall remain as guarantor of its obligations hereunder; provided, however, that if L&W so assigns this Agreement, Big West Oil Company and Coastal Refining and Marketing, Inc. shall also remain guarantors of its obligations hereunder as defined in Section 4.1(e) hereof.

     (b) Nothwithstanding the foregoing, L&W hereby consents to the assignment of this Agreement by Astor to The Chase Manhattan Bank.

     (c) The Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     8.4  Notices

     Except as otherwise provided herein, all notices, consents, requests, instructions, approvals and other communications provided for herein shall be given in writing by telefax followed by hand or prepaid overnight delivery to the following addresses:

     If to L&W:

          Lube & Wax Ventures, L.L.C.
          P.O. Box 678
          Brigham City, Utah  84302
          Attn:     R. E. Germer
          Tel.:     801-734-6420
          Fax:      801-734-6543

     If to Astor Corporation:

          Astor Corporation
          8521 Six Forks Road, Suite 105
          Raleigh, North Carolina  27615
          Attn:     Joseph L. Sauve
          Tel.:     919-846-8011
          Fax:      919-846-8283

or to such other address as either party hereto shall designate to the other party in writing as hereinabove provided. Notices hereunder shall be deemed to be received at the date of receipt of a written confirmation of the transmittal of the telefax.

     8.5  Amendment

     (a) The provisions of this Agreement may be modified or amended only by a written document signed on behalf of each of the parties hereto.

     (b) The parties agree that in the event a new facility is constructed by L&W or its affiliates for the deoiling, dewaxing, or deasphalting of the Products (the "Facility"), this Agreement may be amended to provide for the purchase by Astor under negotiated terms of petroleum wax products produced at such Facility by L&W.

     8.6  New Facility

     The parties hereto agree that in the event the Facility is constructed, Astor shall be offered an equity participation interest in such Facility at an unpromoted basis.

     8.7  Entire Understanding

     This Agreement contains the entire understanding between the parties with respect to the transactions contemplated hereby.

     8.8  Other Documents

     Each party agrees to execute and deliver all documents and to do all other things reasonably necessary to effectuate the purposes of this Agreement in the most expeditious manner.

     8.9  Counterparts

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original.

     8.10 Headings

     The article, section and other headings in this Agreement are for convenience only and shall not be interpreted in any way to limit or change the subject matter of this Agreement.

     8.11 Waiver; Severability

     (a) No waiver by either party of any breach of the terms and conditions of this Agreement shall be construed as a waiver of any subsequent breach of the same or any other terms and conditions.

     (b) The provisions of this Agreement are severable and, in the event that any arbitration panel or court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement. This Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     8.12 Default

     (a) In the event either party hereto should fail to keep and perform any agreement contained herein, the non-defaulting party may give written notice of such default to the defaulting party and, in the event such default is not cured by the defaulting party within 10 days after receipt of such notice, the non-defaulting party may, at its option and without further notice, declare this Agreement canceled and terminated. Any such action on the part of a non-defaulting party shall in no way diminish any other legal or equitable right which the non-defaulting party may have against the defaulting party for such breach of contract.

     (b) In the event either party becomes insolvent, or goes into bankruptcy, voluntarily or involuntarily, or is placed in the hands of a receiver, or makes an assignment for the benefit of its creditors, then the other party shall have the right, at its option, to terminate this Agreement.

     (c) As provided herein, in the event that L&W fails to supply all or a portion of the Products to Astor pursuant to the terms of this Agreement, Astor shall not be required to lift or to pay L&W for any such Products not so supplied, and Astor's failure to so lift or pay shall not constitute a default or event of default hereunder.

     8.13 Remedies

     Enforcement of any provisions of this Agreement shall not be affected by any previous waiver or course of dealings, and election of any particular remedy shall not be exclusive of any other. The rights granted herein shall be in addition to any rights each party may have against the other on account of a material breach or default by the other party.

     8.14 Arbitration

     (a) Subject to subsection (b) of this Section 8.14, in the event a dispute arises that concerns this Agreement, the party prevailing in such dispute shall be entitled to recover all of its reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in connection therewith, whether or not such dispute is litigated to a final judgment.

     (b) Any and all disputes arising between the parties in any way, manner or respect, out of or from or related to this Agreement, including the negotiation, interpretation, performance, breach or termination hereof shall be settled through amicable discussion between the parties. If amicable settlement cannot be reached, the matters in dispute shall be resolved exclusively by binding arbitration pursuant to the Rules of the American Arbitration Association. Any arbitration shall be conducted by a panel of three arbitrators, one of such arbitrators to be chosen by each of Astor and L&W and the third arbitrator to be chosen by the first two arbitrators, and shall be held in the City of New York, State of New York or such other location as may be mutually agreeable. The parties agree to exclude any right of application or appeal to any court in connection with any question of law arising in the course of the arbitration except for purposes of enforcing this arbitral agreement or the award and except that either party may apply to any court of competent jurisdiction for injunctive relief or other interim measures in support of arbitration. Any such application shall not be deemed incompatible with this Agreement or as a waiver of this Agreement. The arbitrators shall have the right to assess the costs of arbitration, including the legal fees and other costs incurred by any party, against the losing party or in such other manner as they deem just. The award of the arbitrators shall be final and binding and may be entered and enforced by any court of competent jurisdiction. The parties agree to submit to the jurisdiction of any such court for purposes of enforcement of any award, order or judgment. Any arbitration proceeding hereunder shall be conducted on a confidential basis.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

LUBE & WAX VENTURES, L.L.C.             ASTOR CORPORATION

By: /s/ Illegible                       By:  /s/ Joseph L. Sauve
     -----------------------------           -----------------------------
Name:  R. E. Illegible                  Name: Joseph L. Sauve
     -----------------------------           -----------------------------
Title:                                  Title: Vice President
       ---------------------------             ---------------------------


By:  /s/ K.O. Johnson
     --------------------------------
Name:  K.O. Johnson
     --------------------------------
Title:  Executive Committee
      -------------------------------


                                                              EXHIBIT A
-------------------------------------------------------------------------------------------------------------------
                              HVGO                                                        VTB
-------------------------------------------------------------------------------------------------------------------
Parameter      Method         Minimum        Typical        Maximum        Minimum        Typical        Maximum
-------------------------------------------------------------------------------------------------------------------
Distillation   D 1160
-------------------------------------------------------------------------------------------------------------------
5%                            725                                          1015           1017           ---
-------------------------------------------------------------------------------------------------------------------
95%                           ---            1052           1090           ---            ---            ---
-------------------------------------------------------------------------------------------------------------------
Viscosity @    D 2161         ---            ---            ---            155            158            170
210 DEG. F.
SUS
-------------------------------------------------------------------------------------------------------------------



                                       A-1